                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         HOUSEHOLD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         HOUSEHOLD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

(3) Filing party:
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(4) Date filed:
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

Household International, Inc.  2700 Sanders Road              847.564.5000
                               Prospect Heights, IL 60070

                                                               [Household Logo]

                                                                  March 26, 1996

Dear Stockholder:

  The Directors and officers of Household International, Inc., cordially invite you to attend the Annual Meeting of Stockholders which will be held at Household's corporate headquarters in Prospect Heights, Illinois, on Wednesday, May 8, 1996, at 9:30 a.m. We envision Household as the premier financial services organization, recognized as the "best-in-class" in our markets, respected for our outstanding employees and noted for delivering superior shareholder returns. We implemented many changes this past year in pursuit of that vision and look forward to meeting with you to report on the progress and prospects of Household while providing you with an opportunity to ask questions about your company.

  At this meeting you will be able to elect your new Board of Directors for the upcoming year and you will be asked to approve the new 1996 Long-Term Executive Incentive Compensation Plan for employees and non-employee Directors of Household. This plan will replace our current long-term incentive plan which was originally adopted by shareholders in 1984. The plan is vital to our ability to attract and retain qualified individuals and promotes a strong alliance between Household employees and our stockholders by providing for various forms of stock-based compensation. As owners of Household, we expect our employees to act in the best interests of our stockholders in every decision they make. Lastly, you will vote on whether to ratify the appointment of Arthur Andersen LLP as our independent auditors for 1996.

  Our 1996 Annual Meeting of Stockholders will be the last annual stockholder meeting Donald C. Clark will host as Chairman of the Board. After more than 40 years of dedicated and loyal service to Household, Mr. Clark has reached the mandatory retirement age for employee Directors, and therefore, he will be retiring from the Board at this year's Annual Meeting. We are grateful for his counsel and leadership, particularly over the past twelve years during which Household has changed from a diversified conglomerate engaged in a wide range of financial services, merchandising, manufacturing and transportation businesses to a focused consumer finance and credit card company. His leadership and broad range of experience will truly be missed by all of us here at Household.

  We feel it is important that as many stockholders as possible be represented at the meeting as this is your meeting, your opportunity to meet management and the Board of Directors and to discuss the direction of your company. Last year, stockholders holding over 90 percent of the outstanding shares entitled to vote either voted in person or by proxy at the Annual Meeting. We appreciate this interest of our stockholders in the affairs of Household and hope that those entitled to vote at this Annual Meeting will again take the time to do so. Consequently, regardless of whether you now expect to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly.

Sincerely,

William F. Aldinger Signature                         Donald C. Clark Signature
WILLIAM F. ALDINGER                                   DONALD C. CLARK
President and                                         Chairman of the Board
Chief Executive Officer

Household International, Inc.  2700 Sanders Road              847.564.5000
                               Prospect Heights, IL 60070

                                                                [Household Logo]

NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                                                  March 26, 1996
To the Stockholders of HOUSEHOLD INTERNATIONAL, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Household International, Inc. ("Household") will be held at Household's headquarters at 2700 Sanders Road, Prospect Heights, Illinois 60070, on Wednesday, May 8, 1996, at 9:30 a.m. for the following purposes:

          (1) to elect Directors;

          (2) to approve the Household International 1996 Long-Term Executive Incentive Compensation Plan;

          (3) to ratify the appointment of Arthur Andersen LLP as the independent auditors for Household; and

          (4) to transact any other business which may properly come before the meeting.

  Stockholders of record of Household's common stock, par value $1.00 per share ("Common Stock") as of the close of business on March 13, 1996, are entitled to notice of and to vote at the meeting.

  YOUR VOTE IS IMPORTANT TO HOUSEHOLD. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE ANNUAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. The giving of such proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          Paul R. Shay Signature
                                          PAUL R. SHAY
                                          Assistant General Counsel
                                          and Secretary

Household International, Inc.  2700 Sanders Road              847.564.5000
                               Prospect Heights, IL 60070

                                                                            LOGO

PROXY STATEMENT

  Your proxy for the Annual Meeting of Stockholders to be held on Wednesday, May 8, 1996 is solicited by Household's Board of Directors. If you return a proxy, it is revocable by you at any time before it is exercised by delivering written revocation to the Secretary of Household, by executing a later dated proxy, or by voting in person at the meeting. This proxy material is being mailed to stockholders on or about March 26, 1996.

  Only stockholders of record at the close of business on March 13, 1996 are entitled to vote at the meeting. As of the close of business on that date, the number of outstanding shares of Household Common Stock entitled to vote at the meeting is 97,351,868 shares (not including 17,879,307 shares of Common Stock held in treasury). Each share of Common Stock is entitled to one vote; however, shares of Common Stock which Household holds in treasury cannot be voted.

  Shares represented by a properly executed proxy will be voted as specified thereon; however, if no instructions are indicated on a returned proxy, the shares will be voted "FOR" each of the listed nominees to the Board of Directors, "FOR" the approval of the Household International 1996 Long-Term Executive Incentive Compensation Plan and "FOR" the ratification of the appointment of Arthur Andersen LLP as the independent auditors for Household. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to have a quorum at the Annual Meeting of Stockholders. In determining whether shares are present and a quorum exists at the meeting for each of the matters to be voted on, abstentions and "non-votes"; i.e., shares which are represented by proxies at the meeting for which authority to vote on any particular matter is withheld, will be considered present. The affirmative vote by a majority of the quorum will be required for the election of Household's fourteen Directors and to ratify Arthur Andersen LLP as the independent auditors for Household. The vote of the holders of a majority of the shares voting at the meeting shall be required for the approval of the Household International 1996 Long-Term Executive Incentive Compensation Plan. With respect to the election of Directors and the ratification of Arthur Andersen LLP, abstentions and broker non-votes will have the same effect as a vote against. With respect to the approval of the Household International 1996 Long-Term Executive Incentive Compensation Plan, abstentions will have the effect of a vote against such approval and broker non-votes will not be counted as voting.

  If you are a participant in the Household Dividend Reinvestment and Common Stock Purchase Plan ("DRS Plan"), your proxy represents the number of full and fractional shares of Common Stock held in your DRS Plan account, as well as shares of Common Stock registered in your name. If you are a participant in the Household International Tax Reduction Investment Plan ("TRIP"), an employee benefit plan of Household, your proxy will also serve as your voting instructions to the Trustee of TRIP, Vanguard Fiduciary Trust Company, for shares of Common Stock held in your TRIP account. If your voting instructions for shares of Common Stock in TRIP are not received by the tabulator, Harris Trust and Savings Bank, by May 3, 1996, those shares will be voted by the Trustee in the same manner as the majority of shares for which voting instructions are received from TRIP participants. For example, with respect to the election of Directors, the Trustee shall vote all unvoted shares of Common Stock in TRIP for the fourteen nominees (the number of Directors to be elected at the Annual Meeting) who receive the most votes pursuant to such voting instructions.

  The cost of soliciting proxies will be borne by Household. In addition to solicitations by mail, personal solicitations without special compensation may be made by officers, Directors, or employees of Household and its subsidiaries in person or by telephone. Household has also retained Corporate Investor Communications, Inc., to aid in the solicitation of proxies at a cost of $6,000 plus reimbursement of out-of-pocket expenses.

  Household has a policy that all proxies, consents, ballots and voting materials that identify the vote of specific stockholders will be kept permanently confidential and will not be disclosed to anyone other than the inspectors of election and the tabulator; provided, however, that confidential treatment will not apply when it is not in compliance with law or under circumstances involving a contested proxy or consent solicitation. The tabulator will provide all comments written on or accompanying proxies to Household, along with the name of the stockholder, without indication of the stockholder's vote, except where the vote is included in the comment or necessary for an understanding of the comment.

ELECTION OF HOUSEHOLD DIRECTORS

  Currently, there are fifteen members of Household's Board of Directors. Donald
C. Clark, a Director of Household since 1974, will be retiring from the Board of Directors as a result of attaining Household's mandatory retirement age for employee Directors. The Board of Directors wishes to thank Mr. Clark for his loyal and dedicated service to Household over the years. With Mr. Clark not standing for reelection to the Board of Directors, the Board has fixed the number of Directors of Household at fourteen commencing with the 1996 Annual Meeting of Stockholders.

  The persons named in the accompanying Household proxy intend to vote for the following fourteen nominees to the Board of Directors to hold office for the ensuing year and until their successors shall be elected and shall qualify. It is expected that each of the nominees will be able to serve, but if a vacancy or vacancies should occur among them for any reason, the said proxies reserve discretion to vote for, against or to refrain from voting for a substitute nominee or nominees.

Nominees For Director

Name, Principal Occupation, Committee                                        Year First Elected a
Memberships and Business Associations                                 Age    Director of Household
--------------------------------------------------------------------------------------------------
WILLIAM F. ALDINGER                                                    48            1994

President and Chief Executive Officer, Household International, Inc.

Member of the Executive Committee.

Mr. Aldinger joined Household in September, 1994, as President and Chief Executive Officer. He
served as Vice Chairman of Wells Fargo Bank and a Director of several Wells Fargo subsidiaries from 1986 until joining Household. Mr. Aldinger is also a Director of Household Finance
Corporation (a subsidiary of Household) and Stone Container Corporation.

ROBERT J. DARNALL                                                      58            1988

Chairman, President and Chief Executive Officer, Inland Steel Industries, Inc.
(Carbon Steel Manufacturer and Industrial Materials Distributor)

Chairman of the Nominating Committee; member of the Executive Committee.

Mr. Darnall was appointed Chairman and Chief Executive Officer in 1992 and has been President and a Director of Inland Steel Industries, Inc. since 1986. From 1984 to 1986 he was President and
Chief Operating Officer -- Integrated Steel of Inland Steel Company. Mr. Darnall is also a
Director of Cummins Engine Company, Inc.

Name, Principal Occupation, Committee                      Year First Elected a
Memberships and Business Associations               Age    Director of Household
--------------------------------------------------------------------------------
GARY G. DILLON                                       61            1984

President and Chief Executive Officer, Schwitzer, Inc.
(Manufacturer of Engine Components)

Member of the Audit and Finance Committees.

Mr. Dillon has been President and Chief Executive Officer of Schwitzer, Inc. since 1989. He previously served from 1982 through 1989 as President and Chief Executive Officer of Household Manufacturing, Inc., the former diversified manufacturing subsidiary of Household. Prior to the 1995 merger of Schwitzer into Kuhlman Corporation, Mr. Dillon had been a Director of Schwitzer since 1989 and Chairman of the Board since 1992. Mr. Dillon is also a Director of Kuhlman Corporation.

JOHN A. EDWARDSON                                    46            1995

President and Chief Operating Officer, UAL Corporation and United Airlines, Inc. (Air Transportation)

Member of the Audit and Finance Committees.

Mr. Edwardson was appointed President and a member of the Board of Directors of both UAL Corporation and United Airlines, Inc., in 1994, and Chief Operating Officer in 1995. He previously served as Executive Vice President and Chief Financial Officer of Ameritech Corporation, Northwest Airlines, and Imcera Group, Inc.

MARY JOHNSTON EVANS                                  66            1977

Director

Member of the Compensation and Nominating Committees.
Mrs. Evans served as Vice Chairman of the Board of AMTRAK (National Railroad Passenger Corporation) between 1974 and 1979. In addition to being a Director of Household, Mrs. Evans is a Director of Baxter International Inc., Delta
Air Lines, Inc., The Dun & Bradstreet Corp., Saint-Gobain Corp., Scudder New Europe Fund, and Sun Company, Inc. She is also a Member of the Advisory Board of Morgan Stanley & Co. Incorporated and a Trustee of several investment trusts of the American Association of Retired Persons.

DUDLEY FISHBURN, M.P.                                49            1995

Conservative Member of Parliament for Kensington in London

Member of the Audit and Nominating Committees.

Mr. Fishburn has served as the Conservative Member of Parliament for Kensington in London since 1988. Prior to entering Parliament, Mr. Fishburn was Executive Editor, The Economist Newspaper Ltd. from 1979 until 1988. From 1990 until his appointment to Household's Board of Directors, he served as a Director of HFC Bank plc, Household's primary subsidiary in the United Kingdom. He is also a Director of Business Post plc and Euclidian plc.

CYRUS F. FREIDHEIM, JR.                              60            1992

Vice Chairman, Booz, Allen & Hamilton, Inc.
(Management Consulting Firm)

Member of the Compensation and Finance Committees.

Mr. Freidheim is Vice Chairman of Booz, Allen & Hamilton, Inc., with which he has been affiliated since 1966. He is also a Director of LaSalle Street Fund Inc. and Security Capital Group, Inc.

Name, Principal Occupation, Committee                                        Year First Elected a
Memberships and Business Associations                                 Age    Director of Household
--------------------------------------------------------------------------------------------------
LOUIS E. LEVY                                                          61            1992

Director

Chairman of the Audit Committee; member of the Finance Committee.

Mr. Levy retired as Vice Chairman of KPMG Peat Marwick LLP in 1990, having been with the firm since 1958. Mr. Levy is also a Director of Alex Brown/Flag Investors Group of Mutual Funds and
Kimberly-Clark Corporation.

GEORGE A. LORCH                                                        54            1994

Chairman and Chief Executive Officer, Armstrong World Industries, Inc.
(Manufacturer of Interior Furnishings and Industrial Products)

Vice-Chairman of the Compensation Committee; member of the Nominating Committee.

Mr. Lorch was appointed Chairman of the Board in 1994 and President and Chief Executive Officer in
1993 and has been a Director of Armstrong World Industries, Inc. since 1988. He has been affiliated with Armstrong since 1963. He is also a Director of The Stanley Works.

JOHN D. NICHOLS                                                        65            1988

Chairman of the Board, Illinois Tool Works Inc.
(Manufacturer of Specialty-Engineered Products and Systems)

Chairman of the Executive Committee; "ex officio" non-voting member of the Audit, Compensation,
Finance and Nominating Committees.

Mr. Nichols has been Chairman of the Board of Illinois Tool Works Inc. since 1986, having previously served as its President from 1982 through 1986 and Chief Executive Officer from 1982 until September 1, 1995, and has been a Director of Illinois Tool Works Inc. since 1981. He is also a Director of Philip Morris Companies Inc., Rockwell International Corporation, and Stone
Container Corporation.

JAMES B. PITBLADO                                                      63            1994

Director

Chairman of the Finance Committee; member of the Audit Committee.

Prior to his 1994 retirement, Mr. Pitblado had been a Senior Executive with RBC Dominion
Securities, Inc. of Toronto, Canada and its predecessor companies for 35 years and served as
Chairman from 1985 until 1992. He previously served between 1984 and 1994 as a Director of
Household Financial Corporation Limited (the Canadian business unit of Household). Mr. Pitblado is a member of the board of Consumers Gas.

S. JAY STEWART                                                         57            1994

Chairman and Chief Executive Officer, Morton International, Inc.
(Diversified Manufacturer)

Member of the Compensation and Executive Committees.

Mr. Stewart became Chairman of the Board and Chief Executive Officer of Morton International,
Inc., in 1994 and has been a Director since 1989. From 1989 through 1994 he was President and
Chief Operating Officer of Morton International.

Name, Principal Occupation, Committee                                        Year First Elected a
Memberships and Business Associations                                 Age    Director of Household
--------------------------------------------------------------------------------------------------
LOUIS W. SULLIVAN, M.D.                                                62            1993

President of Morehouse School of Medicine
(Educational Institution)

Member of the Finance and Nominating Committees.

Dr. Sullivan served from 1981 to 1989 and is currently President of the Morehouse School of
Medicine in Atlanta, Georgia. From 1989 to 1993 he served as United States Secretary of Health and Human Services. Dr. Sullivan is also a Director of Bristol-Myers Squibb Company, CIGNA
Corporation, Equifax Inc., General Motors Corporation, Georgia-Pacific Corporation, and Minnesota
Mining and Manufacturing Company.

RAYMOND C. TOWER                                                       71            1984

Director

Chairman of the Compensation Committee; member of the Executive Committee.

Mr. Tower retired in 1990 as President and Chief Operating Officer of FMC Corporation, a position he held since 1980. FMC Corporation is a producer of chemicals and machinery for industry, government, and agriculture. He also retired as Chairman and Chief Executive Officer of FMC Gold
Company in 1990. Mr. Tower is also a Director of Wellman, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The business and affairs of Household are managed under the direction of the Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of Household rather than its day-to-day operation. The prime responsibility of the Board of Directors is to represent the interests of Household's stockholders, as a whole, in directing the management of Household so as to protect and enhance its assets and its earnings. As part of this responsibility, the Board selects, evaluates and provides for the succession of top management and, subject to shareholder election, Directors; reviews and approves corporate objectives and long-range plans and strategies; approves proposed major commitments of corporate resources and participates in decisions that have potential major economic impact upon Household. The Directors are kept informed of Household's businesses by reports and documents sent to them or presented at meetings of the Board and its committees by officers and employees of Household and its subsidiaries.

  The Board of Directors held a total of seven meetings during 1995. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such Director was a member.

  Household has standing Audit, Compensation, Executive, Finance and Nominating Committees of the Board of Directors. The committee membership of each Director standing for re-election is specified above. In 1995, Mr. Clark was and will continue as a member of the Executive Committee until the 1996 Annual Meeting.

  The AUDIT COMMITTEE provides oversight of the accounting, auditing and financial reporting practices of Household. Each year it recommends to the Board the selection of a firm of independent public accountants to serve as auditors. The committee reviews the scope of the audits conducted by the independent and internal auditors, together with their audit reports and recommendations made by them. The Audit Committee also reviews Household's internal compliance controls with the independent auditors. The committee met four times in 1995 and is comprised entirely of Directors who are not officers or employees of Household or any of its subsidiaries.

  The COMPENSATION COMMITTEE determines the annual salary, bonus and other benefits, including incentive compensation awards, of Household's senior management and recommends new employee benefit plans and changes to existing plans to the Board. The Compensation Committee met three times in 1995 and is comprised entirely of Directors who are not, and were not formerly, officers or employees of Household or any of its subsidiaries.

  The EXECUTIVE COMMITTEE may, with some exceptions, exercise the powers of the Board in the management of the business and affairs of Household during intervals between meetings of the Board. The Executive Committee met twice during 1995.

  The FINANCE COMMITTEE reviews the financial policies of Household and makes recommendations to the Board regarding Household's financial condition, its dividend policy and the financing requirements and plans of Household and its subsidiaries. The Finance Committee met twice in 1995 and is composed entirely of Directors who are not officers or employees of Household or any of its subsidiaries.

  The NOMINATING COMMITTEE recommends to the Board the slate of Directors to be nominated for election to the Board at each Annual Meeting of Stockholders, recommends the election of individuals to fill any vacancies which may occur on the Board, and reviews management succession and development plans. The Nominating Committee also reviews the size and composition of the Board of Directors and recommends to the Board any changes in compensation for Directors. In accordance with the bylaws of Household, the Nominating Committee will consider proposed nominations recommended by Household's stockholders if such recommendations are submitted in writing and sent to the Secretary of Household at Household's headquarters. Any stockholder wishing to submit a recommendation for a proposed nominee should contact the Secretary to verify the procedures to be followed for such purpose. The Nominating Committee met twice during 1995 and is composed entirely of Directors who are not officers or employees of Household or any of its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS

  Under rules promulgated by the Securities and Exchange Commission ("SEC"), an interlock relationship is deemed to have existed between Messrs. Clark and Dillon prior to the May, 1995, acquisition of Schwitzer, Inc., by Kuhlman Corporation. Mr. Dillon did not serve on the Compensation Committee of Household, and therefore did not actively participate in the determination of salaries, bonuses and incentive awards to members of Household's senior management, including Mr. Clark. However, until Schwitzer was acquired by Kuhlman Corporation in May, 1995, Mr. Clark served as a member of the Compensation Committee of Schwitzer, Inc., of which Mr. Dillon was Chairman of the Board, President and Chief Executive Officer. In such position, Mr. Clark did participate in discussions relating to Mr. Dillon's compensation from Schwitzer, Inc.

DIRECTORS' COMPENSATION

  In 1995, non-employee Directors of Household received an annual cash retainer of $30,000, an annual cash retainer of $4,000 for each committee on which a Director serves, and, in certain instances, shares of Household Common Stock or phantom stock, as described below. Household does not pay meeting attendance fees to any of its Directors. The Chairmen of the Audit, Compensation, Finance and Nominating Committees received an additional $5,000, and the Chairman of the Executive Committee received an additional $30,000. Directors who are employees of Household do not receive any additional compensation related to their service on Household's Board of Directors.

  Non-employee Directors may elect to receive all or a portion (in increments of 25%) of their cash compensation in shares of Household Common Stock or to defer such cash compensation to a future period under the Deferred Fee Plan for Directors. Pursuant to the Deferred Fee Plan, Directors may choose to have their deferred compensation invested in either (a) units of phantom shares of Household Common Stock, with dividends credited toward additional units on each dividend payment date for Household Common Stock, or (b) cash, with interest credited at a rate equal to the United States five-year treasury rate plus the spread over that rate (as dictated by the market) paid by Household Finance Corporation (the principal subsidiary of Household) for borrowings of the same duration. At the end of the deferred period, all accumulated amounts under the Deferred Fee Plan for Directors will be paid in cash either in a lump sum or in quarterly or annual installments as selected by the Director. During 1995, an aggregate of 74% of the Directors' cash compensation was paid in stock or deferred into phantom shares of Household Common Stock.

  Each Director who is not an officer or employee of Household has been awarded 1,300 shares of Common Stock. These shares, however, are subject to forfeiture to Household unless "earned" by the Director through continued service on Household's Board for five successive annual meetings. Pursuant to the award, 200 shares are earned at the first and second annual meeting and 300 shares are earned at the third, fourth and fifth annual meeting. None of the shares may be sold by a Director prior to the date of the fifth Annual Meeting of Stockholders so long as such Director is still serving on Household's Board.

  Prior to January 1, 1996, Household offered all non-employee Directors who had completed ten years of service on the Board, or attained Household's mandatory retirement age for Directors with three years of service, a Directors' Retirement Income Plan under which a retiring Director received the annual cash retainer in effect at the time of their retirement for the period equal to the Director's years of service on the Board up to a maximum of ten years. However, in an effort to more closely align the interests of Directors with stockholders, the Directors' Retirement Income Plan was discontinued as of December 31, 1995. In place of that plan, Household adopted the Deferred Phantom Stock Plan for Directors in 1995. Under this plan, the present value of each Director's accrued benefit under the Directors' Retirement Income Plan was deposited into the Deferred Phantom Stock Plan for Directors. For those Directors with less than ten years of service, 250 phantom shares of Household Common Stock will be deposited into their account on the date of each of the first ten Annual Meetings of Stockholders at which a Director is elected to the Board of Directors. In addition, under this plan, beginning with the 1996 Annual Meeting of Stockholders, each Director elected to the Board of Directors at an Annual Meeting will receive an additional 200 phantom shares of Household Common Stock. Payments under the Plan will occur only when a Director leaves the Board due to death, retirement or resignation.

  If the 1996 Long-Term Executive Incentive Compensation Plan is approved by Stockholders at the 1996 Annual Meeting, beginning in 1997, Directors elected to the Board at an Annual Meeting of Stockholders will receive an option to purchase 1,500 shares of Household Common Stock at the per share fair market value of the stock on the day the option is granted. Such options will be awarded in lieu of the 200 phantom shares of Household Common Stock to be awarded annually under the Deferred Phantom Stock Plan for Directors. Director options will have a term of ten years and one day, will fully vest six months from the date granted and once vested, are exercisable at any time during the option term.

  Household provides non-employee Directors with $250,000 of accidental death and dismemberment insurance and a $10 million Personal Excess Liability Insurance Policy. Also, under Household's Matching Gift Program, Household matches charitable gifts to qualified organizations (subject to a maximum of $10,000 per year), with a double match for the first $500 donated to higher education institutions (both public and private) and eligible non-profit organizations which promote neighborhood revitalization or economic development for low and moderate income population. In addition, each non-employee Director may request Household contribute up to $5,000 annually to charities of the Director's choice which qualify under Household's philanthropic program.

SHARES OF HOUSEHOLD STOCK BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table lists the beneficial ownership, as of March 13, 1996, of Common Stock by each Director and nominee for Director, the executive officers named in the Summary Compensation Table on page 18, and by all Directors and such executive officers as a group. "Beneficial ownership" includes shares for which an individual has direct or indirect voting or investment power and includes any shares the individual has a right to acquire within 60 days. No Director or executive officer owns any depository shares representing preferred stock of Household.

                                                                            Number            Number
                                                                          of Shares          of Common
                                                                         Beneficially          Stock
                      Name of Beneficial Owner                             Owned(1)       Equivalents(2)       Total
-------------------------------------------------------------------------------------------------------------------------
William F. Aldinger                                                          112,966                    0      112,966
-------------------------------------------------------------------------------------------------------------------------
Donald C. Clark                                                              719,277               61,981      781,258
-------------------------------------------------------------------------------------------------------------------------
Robert J. Darnall                                                              3,198                1,836        5,034
-------------------------------------------------------------------------------------------------------------------------
Gary G. Dillon                                                                21,531                1,628       23,149
-------------------------------------------------------------------------------------------------------------------------
John A. Edwardson                                                              1,332                  616        1,948
-------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott                                                             88,864                2,131       90,995
-------------------------------------------------------------------------------------------------------------------------
Mary J. Evans                                                                  3,986                2,876        6,862
-------------------------------------------------------------------------------------------------------------------------
Dudley Fishburn                                                                1,422                    0        1,422
-------------------------------------------------------------------------------------------------------------------------
Cyrus F. Freidheim, Jr.                                                        3,417                1,506        4,923
-------------------------------------------------------------------------------------------------------------------------
Louis E. Levy                                                                  3,900                1,387        5,287
-------------------------------------------------------------------------------------------------------------------------
George A. Lorch                                                                1,544                1,006        2,550
-------------------------------------------------------------------------------------------------------------------------
John D. Nichols                                                               41,300                3,223       44,523
-------------------------------------------------------------------------------------------------------------------------
James B. Pitblado                                                              4,081                  510        4,591
-------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders                                                           103,249                2,856      106,105
-------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz                                                           52,370                  723       53,093
-------------------------------------------------------------------------------------------------------------------------
S. Jay Stewart                                                                 3,026                  322        3,348
-------------------------------------------------------------------------------------------------------------------------
Louis W. Sullivan                                                              1,532                  897        2,429
-------------------------------------------------------------------------------------------------------------------------
Raymond C. Tower                                                               3,128                3,061        6,189
-------------------------------------------------------------------------------------------------------------------------
Directors and Executive Officers as a Group                                1,170,114               86,559    1,256,673(3)
-------------------------------------------------------------------------------------------------------------------------

(1) Directors and executive officers have sole voting and investment power over shares listed above, except as follows. Shares beneficially owned by non-employee Directors include shares awarded, but not yet earned, as part of each Director's annual compensation as described under "Directors' Compensation". Non-employee Directors have sole voting power and no current investment power over such shares.
    The number of shares of Common Stock held by spouses or children in which voting and investment power is shared (or presumed to be shared) is as follows: Mr. Clark, 200; Mr. Saunders, 976; and Directors and executive officers as a group, 1,176. The number of shares of Common Stock held by spouses or children in which beneficial ownership is disclaimed is as follows: Mr. Nichols, 4,000; and Directors and executive officers as a group, 4,000. The number of shares of Common Stock held under Household's employee benefit plans in which participants have voting rights and/or investment power is as follows: Mr. Aldinger, 216; Mr. Clark, 125,653; Mr. Saunders, 9,193; Mr. Elliott, 17,055; Mr. Schoenholz, 6,561; and Directors and executive officers as a group, 158,678. The number of shares included in the table above which may be acquired by Household's executive officers through May 12, 1996, pursuant to the exercise of employee stock options is: Mr. Aldinger, 92,750; Mr. Clark, 351,092; Mr. Saunders, 74,020; Mr. Elliott, 37,262; Mr. Schoenholz, 24,075; and Directors and executive officers as a group, 579,199.

(2) Represents the number of Common Stock share equivalents owned by executive officers of Household under Household's Supplemental TRIP and by Directors under Household's Deferred Fee Plan for Directors and the Deferred Phantom Stock Plan for Directors. No voting rights attach to these share equivalents which perform economically in the same manner as Household's Common Stock.

(3) No Director or executive officer beneficially owns directly or indirectly more than one percent of Household's Common Stock. Directors and executive officers as a group beneficially own 1.3% of Household's Common Stock. As a group, the Directors and executive officers of Household named herein increased their ownership of Household Common Stock by 72,482 shares or 13.5% during 1995.

    The employees of Household are entitled to participate in TRIP and as of December 29, 1995, TRIP held 4,002,056 shares of Common Stock, excluding the shares held by Directors and executive officers which are reflected in the table. In addition, Household's Pooled Investment Fund ("PIF"), which holds assets of the domestic pension plan of Household, held 1,258,807 shares of Common Stock as of December 31, 1995. As a result, TRIP and PIF held 5.4% of the Common Stock outstanding on December 31, 1995.

  Section 16(a) of the Exchange Act requires Household's Directors and executive officers, and any persons holding more than ten percent of a registered class of Household's equity securities to report their initial ownership of Household's equity securities and any subsequent changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established by the SEC and Household is required to disclose in this Proxy Statement any failure to file by these dates during 1995. To Household's knowledge, based solely on review of the copies of such reports furnished to Household and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent beneficial owners were complied with, except that Mr. John A. Edwardson, a Director, failed to timely file a report reflecting an optional cash payment under Household's Dividend Reinvestment and Common Stock Purchase Plan.

  Household believes that stock ownership by its executive officers and key employees is important to promote an identification of the interests of management and employees with Household's stockholders. Household previously established a stock ownership goal for approximately 250 of its employees with the intent that such individuals would have $60 million invested in Household's Common Stock by January 1, 1999. However, as a result of Household's recent efforts to focus on its consumer finance and credit card operations, this program was modified in 1995. Currently, there are approximately 180 employees with stock ownership goals, each expected to hold Household Common Stock equal to a multiple of two to six times (depending on position level) of their annual base salary at the end of a five-year period. During the five-year period, such employees are expected to achieve one-fifth of this goal each year. The following table reflects the stock ownership goals for the named individuals in the Summary Compensation Table.

                                                                         Stock Ownership Goal
                                                                        ----------------------
                                                                          As a
                                                         Current        Multiple
                                                          Stock         of Base      Number of
        Name                       Title               Ownership(1)      Salary      Shares(2)
----------------------------------------------------------------------------------------------
                        President & Chief
William F. Aldinger     Executive Officer              20,216           6            71,948
----------------------------------------------------------------------------------------------
Donald C. Clark         Chairman of the Board          430,166          6            69,379
----------------------------------------------------------------------------------------------
                        Group Executive --
                        U.S. BankCard and
                        Household Retail
Joseph W. Saunders      Services, Inc.                 32,085           5            34,261
----------------------------------------------------------------------------------------------
                        Group Executive --
                        U.S. Consumer Finance
Robert F. Elliott       and Canada                     53,733           5            34,261
----------------------------------------------------------------------------------------------
                        Executive Vice President --
David A. Schoenholz     Chief Financial Officer        29,018           5            26,595
----------------------------------------------------------------------------------------------

(1) For purposes of this program, the number of shares of Common Stock shown are those credited to the executive's account as of December 29, 1995. Such amount includes the number of shares held directly and indirectly and the number of shares held under Household's employee benefit plans, including Common Stock share equivalents held pursuant to Supplemental TRIP.

(2) Calculated by taking the dollar amount of the executive's base salary multiplied by the multiple shown and dividing that amount by the fair market value of the Common Stock on December 29, 1995 ($58 3/8 per share).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the beneficial ownership of Common Stock by all persons known to Household to be the beneficial owner of more than 5% of the Common Stock as of March 13, 1996.

                                              Number
                                              of Shares
                    Name and Address          Beneficially      Percent
Title of Class      of Beneficial Owner       Owned             of Class
------------------------------------------------------------------------
Common Stock       FMR Corp.                   7,486,139(1)      7.6%
                   82 Devonshire Street
                   Boston, MA 02109
------------------------------------------------------------------------

(1) FMR Corp. has filed a Schedule 13G with the SEC disclosing that, as of December 31, 1995, it had sole dispositive power over 7,486,139 shares of Household Common Stock, sole voting power over 204,468 shares of Household Common Stock and no shared voting power over shares of Household Common Stock.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The disclosure contained in this section of Household's Proxy Statement should not be incorporated by reference into any prior or future filings by Household with the SEC pursuant to the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporate therein portions of this Proxy Statement.

GENERAL

  The Compensation Committee of Household's Board of Directors (the "Committee") determines salaries and salary ranges, short- and long-term cash and stock incentive compensation, and other compensation of the executive officers (including the executive officers named in the Summary Compensation Table herein) and other employees of Household or its subsidiaries who earn an annual salary exceeding an amount which the Committee, in its discretion, may fix from time to time (which amount is currently set at $250,000). The Committee also recommends to the Board of Directors the creation or amendment of any pension, profit sharing or tax-qualified employee benefit plan or program of Household, or any long- or short-term executive compensation plan or program of Household; and grants options, rights or other awards under any long-term executive compensation plan or program of Household. The Committee meets annually to approve the goals (financial, non-financial, objective and subjective) for each of the executive officers named herein and meets again after the conclusion of the time period in which such goals were to be performed to determine the level of performance against those goals and the resulting compensation to be paid to such officers for such performance. A report pertaining to those goals and such officer's performance is then presented to and reviewed by the Board of Directors of Household.

  Household has retained the services of Hewitt Associates, a compensation consulting firm, to assist the Committee in connection with performance of its various duties. Hewitt Associates has been retained in this capacity since 1980. Hewitt Associates provides advice to the Committee with respect to the competitiveness of compensation paid to senior officers of Household. In doing so, that firm takes into account the compensation programs, payment history and compensation goals of Household and compares it to compensation plans and amounts paid by competing companies.

  Hewitt Associates has reviewed the compensation for the Chief Executive Officer and the next four most highly paid officers for 1995 and has reported to the Committee that, in its opinion, the compensation of such officers is within current market practice.

COMPENSATION PHILOSOPHY AND GOALS

  Household's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations in the financial services industry. The Committee measures executive performance on an individual, business unit and corporate basis.

  Household aligns the interests of its executives with that of its shareholders by placing a significant portion of total compensation at risk based upon the satisfaction of specific performance objectives. The portion at risk for each executive in 1995 (based upon the maximum bonus opportunity) ranged from 75% to 127.5% of the executive's base salary. The performance objectives are designed to support the attainment of Household's strategic and financial objectives, and specifically, to improve shareholder value. A significant portion of each executive's compensation is dependent on annual improvement in Household's earnings per share, return on equity and efficiency ratio. In addition, a portion of each executive's compensation is dependent upon satisfaction of certain other shared or individual objectives, such as: meeting a targeted loss reserve ratio for Household or a respective business unit; satisfaction of a targeted equity to managed assets ratio; reducing expenses and/or charge-offs by specified percentages; and attaining specified net income and/or operating efficiency ratios for the executive's respective business unit. The percentage of compensation at risk with respect to any particular performance objective varies for each executive and may change from year-to-year as circumstances warrant.

  The compensation policy is intended to encourage stock ownership by executives, making an executive's personal net worth heavily dependent on appreciation in the value of Household's stock over the long term. In keeping with present market practice, in order to maximize a long-term strategic view by Household's executives, only stock options are currently awarded as long-term incentive compensation. As more fully described on pages 10-11 of this Proxy Statement, each executive is required to satisfy stock ownership goals based upon the base salary for the executive.

  There are four components to Household's executive compensation program and each is consistent with the stated compensation philosophy as follows:

  Base Salary: Determined by individual financial and non-financial performance, position in salary range, and general economic conditions. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness.

  Annual Bonus: Tied directly to Household's and/or a business unit's financial performance as well as individual performance. The purpose of the annual bonus is to reward executives for the achievement of individual, business unit and corporate financial and operational goals. Annual bonuses are intended to reward the achievement of excellent performance by placing a significant part of the executive's total compensation at risk. Therefore, when certain objective or subjective performance goals are not met, annual bonuses may be reduced or not paid.

  Long-Term Incentives: The purpose of these plans is to create an opportunity for executives to share in the enhancement of shareholder value through non-qualified stock options. The overall goal of this component of pay is to create a link between the management of Household and its shareholders through management stock ownership and incentive compensation based on the achievement of specific corporate financial measures.

  Executive Benefits: Household provides its executive management with the broad benefit coverage available to all employees as well as specific, targeted supplemental benefits and perquisites that are necessary to be competitive in this area.

EXECUTIVE OFFICER COMPENSATION

- Chief Executive Officer

  The 1995 base salary level for the position of Chief Executive Officer was determined by the Committee through the use of market data prepared by Hewitt Associates for positions of similar responsibility. The goal of this process was to assign a value to this position that was representative of similar positions within a group of industry peers ("Peer Group"). Mr. Aldinger's base salary was below the 50th percentile of this Peer Group. The Peer Group selected by Household consists of 15 companies (money center and large regional banks, or nationally diversified financial institutions) that have assets under management equivalent, in amount, to those managed by Household. Of these 15 companies, 13 (or 87%) are included in the Standard & Poor's Financials Index ("S&P Financials") with the others being selected for their geographic or product relevance and/or the availability of relevant compensation information.

  Mr. Aldinger did not receive an annual merit increase in 1995 because Mr. Aldinger and the Committee mutually agreed that in order to enhance his long-term strategic focus, more of his compensation would be paid in the form of stock options. In 1996, none of the executive officers, including Mr. Aldinger, received a salary merit increase. In regard to Mr. Aldinger's annual bonus, pursuant to the Household Key Executive Bonus Plan that was approved by the stockholders of Household in 1994 ("Key Bonus Plan"), the amount awarded was determined based on the satisfaction of various individual objective non-financial and financial performance goals. For purposes of the Key Bonus Plan, the financial performance goals of Household were (a) targeted earnings per share, (b) targeted return on equity, (c) targeted operating efficiency ratio, (d) targeted equity to managed assets ratio, and (e) targeted credit loss reserve ratio for Household (collectively, the "Household Financial Performance Goals"). Mr. Aldinger had an additional goal in 1995 related to achieving favorable action by one or more credit rating agency, which was met. For 1995, Mr. Aldinger's annual bonus opportunity was between zero and 127.5% of his annual salary (with a target bonus of 85%). The Household Financial Performance Goals established for Mr. Aldinger represented 92% of Mr. Aldinger's bonus opportunity. Mr. Aldinger was awarded his maximum bonus opportunity of $892,500 as a result of his performance against these objective goals, as certified by the Committee.

- Other Executive Officers

  Mr. Clark's annual bonus was paid under the Key Bonus Plan based on the achievement of his individual goals, while for the other executive officers named herein, annual bonuses were paid under the Household Corporate Executive Bonus Plan based on the (i) officer's position level with Household, which determines the percentage of annual base salary which may be awarded, (this ranges from 50% to 127.5% of annual base salary); (ii) certain of Household's Financial Performance Goals (which goals were exceeded); and (iii) the satisfaction of various individual objective and subjective financial and non-financial performance goals in respect of Household and the business unit for which such officer has responsibility.

- Long-Term Incentive Compensation

  All of the named executive officers of Household, including Mr. Aldinger, participate in the Household Long-Term Executive Incentive Compensation Plan (see pages 19-22). In 1995, the long-term incentive compensation offered by Household through the Incentive Plan was comprised solely of stock options. It is the belief of the Committee that compensation based solely on an increase in the per share price of Household's Common Stock is the most appropriate method for determining a fair level of compensation to all executives as all Household stockholders must benefit in order for executive officers to share in that success.

  In determining the number of options to be granted to Mr. Aldinger and the other named executive officers, the Committee reviewed information developed and presented by Hewitt Associates in regard to the value of the long-term incentive compensation packages being provided in the marketplace for executive positions of a similar nature. Based on this review and Household's philosophy of targeting a total compensation package that provides significant rewards only upon achievement of superior performance, the Committee considered each executive's performance for the year, the value presented by Hewitt Associates for the executive's position, the number of previously awarded options, Restricted Stock Rights, Performance

Share Awards and/or Performance Unit Awards currently held by such officer. No specific weight was accorded to any of the factors noted in this decision process.

  Performance Unit Awards granted under the Incentive Plan in 1993 for the calendar years 1993, 1994 and 1995 matured on December 31, 1995. The amounts awarded to the named executive officers were the maximum amounts permitted under the Incentive Plan as a result of Household achieving an average return-on-equity ("ROE") for its core businesses ("Core ROE") relative to the Peer Group for the three-year period ending on December 31, 1995 that was greater than the 75th percentile of the average ROE for the Peer Group over the same period.

  The Committee has recommended and, subject to approval of the stockholders, the Board of Directors has adopted a new plan for long-term incentive compensation (see pages 25-27 and Appendix A herein).

TAX DEDUCTIBILITY

  During 1993 the Internal Revenue Code of 1986, as amended (the "Code") was modified with regard to compensation paid to key executive officers of a public company. Household has established compensation programs which it believes meet all the current tests required for compensation to be deductible to Household for federal income tax purposes. In the future, it is the Committee's intent to modify, when necessary, compensation plans for Household's executive officers so that Household's federal tax deduction is at all times maximized. However, the Committee reserves the right to use good independent judgment, on a case by case basis, to attract and retain qualified executives to manage Household and to reward its employees for excellent service while taking into consideration the financial effects such action may have on Household.

THE COMPENSATION COMMITTEE

  It is the Committee's view that the compensation package of Mr. Aldinger and each of the named executive officers was based on an appropriate balance of (1) Household's, or a particular business unit's, financial performance in 1995, (2) the performance of each such officer, and (3) competitive standards. No member of the Committee is a former or current officer or employee of Household or any of its subsidiaries.

                              COMPENSATION COMMITTEE

                              R. C. Tower, Chairman         C. F. Freidheim, Jr.
                              G. A. Lorch, Vice-Chairman    S. J. Stewart
                              M. J. Evans

PERFORMANCE OF HOUSEHOLD

  The graphs, tables and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior or future filings by Household under the Securities Act or the Exchange Act that incorporate therein portions of this Proxy Statement. The stock price performance evidenced by the graphs and the tables is not necessarily indicative of future price performance.

  Set forth below are graphs and tables comparing total returns (assuming reinvestment of dividends) of Household, the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), and the S&P Financials. Household is one of the companies composing the referenced indices. The graphs assume $100 is invested in Household Common Stock and that dividends are reinvested on the last day of the first month indicated. Household has presented information pertaining to total shareholder return over different time periods since all holders of the Common Stock did not acquire their investment in Household on the same date. Household believes a presentation in this format more accurately reflects the financial return provided to stockholders who have held Common Stock for varying periods.

                        ONE-YEAR CUMULATIVE TOTAL RETURN
 ASSUMES INVESTMENT OF $100 BEGINNING DECEMBER 31, 1994 AND THE REINVESTMENT OF
                                   DIVIDENDS.

      MEASUREMENT PERIOD                                           S&P
    (FISCAL YEAR COVERED)        HOUSEHOLD        S&P 500       FINANCIALS

          12/94                    100             100             100
           1/95                    109             102             106
           2/95                    118             106             111
           3/95                    118             110             112
           4/95                    127             113             116
           5/95                    134             117             125
           6/95                    135             120             126
           7/95                    143             124             130
           8/95                    153             124             137
           9/95                    170             130             146
          10/95                    154             129             141
          11/95                    172             134             151
          12/95                    164             137             154

                       THREE-YEAR CUMULATIVE TOTAL RETURN
 ASSUMES INVESTMENT OF $100 BEGINNING DECEMBER 31, 1992 AND THE REINVESTMENT OF
                                   DIVIDENDS.

      MEASUREMENT PERIOD                                            S&P
    (FISCAL YEAR COVERED)         HOUSEHOLD        S&P 500       FINANCIALS
            12/92                   100             100             100
            12/93                   114             110             111
            12/94                   134             112             107
            12/95                   220             153             165

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
 ASSUMES INVESTMENT OF $100 BEGINNING DECEMBER 31, 1990 AND THE REINVESTMENT OF
                                   DIVIDENDS.


                                                            S&P
TOTAL RETURN              HOUSEHOLD         S&P 500      FINANCIALS
12/90                        100             100             100
12/91                        163             130             151
12/92                        197             140             186
12/93                        224             154             206
12/94                        264             156             199
12/95                        434             215             306

                        TEN-YEAR CUMULATIVE TOTAL RETURN
 ASSUMES INVESTMENT OF $100 BEGINNING DECEMBER 31, 1985 AND THE REINVESTMENT OF
                                   DIVIDENDS.

      MEASUREMENT PERIOD                                              S&P
    (FISCAL YEAR COVERED)          HOUSEHOLD        S&P 500       FINANCIALS
           12/85                     100             100             100
           12/86                     118             119             108
           12/87                     102             125              90
           12/88                     151             145             106
           12/89                     172             191             141
           12/90                     115             185             111
           12/91                     188             242             167
           12/92                     227             260             206
           12/93                     258             286             228
           12/94                     304             290             221
           12/95                     500             398             339

  The estimated compound annual total return (which is the stock price appreciation that occurs over the period of time noted plus the value of dividends paid to shareholders and reinvested over that same period of time) for the past one, three, five and ten year periods for Household's Common Stock and the noted indices was as follows:

                                             1 YEAR      3 YEARS        5 YEARS       10 YEARS
                                             ------    -----------    -----------    -----------
                                             (1995)    (1993-1995)    (1991-1995)    (1986-1995)
    Household.............................     64%         30%            34%            17%
    S&P 500...............................     37%         15%            17%            15%
    S&P Financials........................     54%         18%            25%            13%

REMUNERATION OF EXECUTIVE OFFICERS

  The table below discloses information concerning compensation for services rendered during 1995, 1994 and 1993 to Household and its subsidiaries by its Chief Executive Officer and each of the four most highly paid executive officers of Household as of December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                         --------------------------------------
                                                                                 Awards        Payouts
                                        Annual Compensation              --------------------------------------
                                ------------------------------------                       Number
                                                           Other         Restricted      of Shares
  Name and Principal                                       Annual          Stock         Underlying      LTIP         All Other
       Position         Year     Salary      Bonus      Compensation       Rights         Options      Payouts       Compensation
-----------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger     1995    $700,002    $892,500      $265,849(1)    $        0(2)     242,000          n/a        $ 16,712(3)
President, Chief        1994     185,770     500,000              (1)     1,960,219(2)     250,000          n/a           1,418
Executive Officer       1993         n/a         n/a           n/a              n/a            n/a          n/a             n/a
and Director
-----------------------------------------------------------------------------------------------------------------------------------
Donald C. Clark         1995    $687,502    $860,625              (1)    $        0(2)     115,000     $400,000(4)     $135,234(3)
Chairman of the Board   1994     997,119     880,000              (1)       220,275(2)     180,200      700,800(5)       88,038
and Director            1993     923,118     823,815              (1)       242,250(2)      62,200      700,800(6)      135,735
-----------------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders      1995    $399,809    $332,000              (1)    $        0(2)      91,000     $ 80,000(4)     $ 51,726(3)
Group Executive -- U.S. 1994     389,403     390,000      $113,485(1)        66,750(2)      25,000      131,800(5)       31,793
BankCard and Household  1993     346,912     247,390              (1)        44,625(2)      16,000      131,800(6)       37,495
Retail Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott       1995    $397,501    $361,000              (1)    $        0(2)      81,000     $ 60,000(4)     $ 50,133(3)
Group Executive -- U.S. 1994     333,936     310,435              (1)        56,738(2)      21,000      118,000(5)       31,627
Consumer Finance and    1993     299,358     215,940              (1)        38,250(2)      12,000      118,000(6)       34,095
Canada
-----------------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz     1995    $297,693    $219,000              (1)    $        0(2)      57,300     $ 25,000(4)     $ 29,623(3)
Executive Vice          1994     224,039     168,000              (1)        23,363(2)      10,000       79,200(5)       15,146
President-Chief         1993     179,003     129,550              (1)        19,125(2)       7,000       79,200(6)       19,158
Financial Officer
-----------------------------------------------------------------------------------------------------------------------------------

(1) The named officers of Household are entitled to additional forms of compensation, such as car allowances ($15,000 for Messrs. Aldinger and Clark, and $11,000 for Messrs. Saunders, Elliott and Schoenholz), financial planning services, club initiation fees, and medical physicals. In 1995, except with respect to Mr. Aldinger, the aggregate amount of such other annual compensation did not exceed $50,000 for any officer, or 10% of the annual salary and bonus of each named executive officer. In accordance with Mr. Aldinger's agreement to join Household in September, 1994, the amount shown includes total payments of $119,419 related to relocation expenses. In 1994, Mr. Saunders received $100,000 for country club initiation fees.

(2) During 1995, no Restricted Stock Rights were awarded to executive officers of Household due to the Compensation Committee's decision to reward executive officers' performance solely in stock options to more closely align long-term incentive compensation with that of Household's shareholders. The Restricted Stock Right values shown for the years 1994 and 1993 reflect the fair market value of the underlying Household Common Stock on the date of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the underlying shares. Based on a closing Common Stock price of $59 1/2 per share on December 29, 1995, the aggregate value of the Restricted Stock Rights is as follows: Mr. Aldinger, 51,500 shares ($3,064,250); Mr. Clark, 14,200 shares ($844,900); Mr. Saunders, 3,400 shares ($202,300); Mr.
    Elliott, 2,900 shares ($172,550); and Mr. Schoenholz, 1,300 shares ($77,350). All Restricted Stock Rights vest on the fifth anniversary of the date of grant. Dividend equivalents, in the form of additional income, are paid on all underlying shares for the Restricted Stock Rights at the same rate as paid to all Common Stock shareholders. In the case of Messrs. Aldinger and Clark, the payment of such dividend equivalents, as well as the vesting, is contingent upon the satisfaction of certain performance goals related to an increase in the per share price of Household Common Stock which were established for the Restricted Stock Rights to meet the IRS tests for deductibility as previously discussed. These price conditions were satisfied during 1995. See page 20 for further information pertaining to the Restricted Stock Rights.

(3) Includes $7,020, $41,184, $4,338, $7,657, and $1,681, for Messrs. Aldinger,
    Clark, Saunders, Elliott, and Schoenholz, respectively, relating to life insurance premiums paid by Household in 1995 for the benefit of the named executive officer with the remaining amounts shown being Household's contribution for the executive officer's participation in TRIP or Supplemental TRIP (see pages 23-24 hereof).

(4) The payment shown for 1995 represented Performance Unit Award payouts for the years 1993, 1994 and 1995 pursuant to the Incentive Plan (see pages 19-22 hereof).

(5) The payment in 1994 represented Performance Unit Award payouts for the years 1992, 1993 and 1994 pursuant to the Incentive Plan.

(6) The payment reflected for 1993 represented Performance Unit Award payouts for the years 1992 and 1993 pursuant to the Incentive Plan. During 1992 the Compensation Committee provided for annual vs. biennial grants and reduced target awards by 50% to level compensation in future years.

INCENTIVE AND STOCK OPTION PLANS

  Household's stockholders previously approved a Long-Term Executive Incentive Compensation Plan ("Incentive Plan"). The Compensation Committee of the Board of Directors (the "Committee") in its discretion selects employees of Household and its subsidiaries to receive awards under the Incentive Plan. The Committee may award stock options, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards, and Restricted Stock Rights under the Incentive Plan. The Incentive Plan contains a provision to protect participant's rights thereunder in the event of a change in control of Household.

  The Committee may grant any type of option to purchase shares of Household Common Stock that is permitted by law at the time of grant. Options will generally not be exercisable less than one year nor more than ten years and one day from the date of grant; provided, however, the Committee, in its discretion, may extend the expiration date of any option other than options which are intended to qualify as Incentive Stock Options pursuant to the Code, provided the expiration date of such options does not exceed fifteen years from the date of the grant of such options. The Committee has not extended the expiration date of any option granted to any of the named executive officers beyond the typical option term. The option price per share will not be less than the fair market value of one share of Household Common Stock on the date of grant. Payment for options may be made with cash or, in the discretion of the Committee, with shares of Household Common Stock or both cash and shares.

  As of March 13, 1996, there are 792,611 shares of Household Common Stock available for issuance under the Incentive Plan, which shares will be proportionately adjusted for any stock dividends, stock splits, consolidations or reclassifications. Shares of Common Stock issued pursuant to the Incentive Plan may be authorized but unissued shares, or treasury shares or shares purchased in the open market. Any unissued shares or shares subject to option grants which expire in accordance with their terms will be carried forward and available for issuance by the Committee pursuant to the Incentive Plan in future years.

  In accordance with the Incentive Plan, in certain instances the Committee had granted Stock Appreciation Rights ("SARs") in tandem with options. As of the date of this Proxy Statement, there are no outstanding SARs.

  The Incentive Plan also authorizes the Committee to grant Performance Unit Awards and Performance Share Awards. Upon granting such awards, the Committee will establish a performance period over which the performance of a holder of a Performance Unit Award or Performance Share Award will be measured. The Committee will also establish maximum and minimum performance target levels (subject to such later revisions as the Committee deems appropriate to reflect significant, unforeseen events or changes). Each Performance Unit Award will have an initial value of $100 per unit, and each Performance Share Award will initially represent one share of Household Common Stock. The value of Performance Unit Awards and the number of shares of Household Common Stock represented by Performance Share Awards may increase or decrease depending on the extent to which the holder of such award achieves the performance targets by the end of the performance period. Payment will be made in a lump sum or on a deferred basis, in which case interest will accrue on such deferred amounts until paid.

  At year-end 1995 there were 4,800 outstanding Performance Unit Awards granted for the 1994-96 performance period to Household's executive officers. At the end of the performance period, payment (if any) on Performance Unit Awards will be based on the extent to which certain return on equity goals previously established by the Committee are achieved. Each Performance Unit Award has an initial payment value of $100, which may increase (to a maximum of $200) or decrease based on Household's level of achievement in reaching the performance goals.

  At year-end 1995 there were also 47,000 outstanding Performance Share Awards that were granted on February 1, 1994 to Household's executive officers. The awards have a five-year term and will vest as follows on the grant date anniversary: 25% on the third anniversary, 25% on the fourth anniversary and 50% on the fifth anniversary. No shares will be issued unless a payment has been made from a Performance Unit Award cycle, if one is applicable, in the year in which the Performance Share Awards become vested; i.e., for the 25% vesting on the third anniversary, there must be a payment under the 1994-96 Performance Unit Award cycle.

  The Incentive Plan also authorizes the Committee to grant Restricted Stock Rights ("RSRs"). RSRs entitle an executive to receive a stated number of shares of Household Common Stock if the employee remains continuously employed by Household for a number of years (the "restricted period") specified by the Committee. However, the Committee in its sole discretion may accelerate the payment of Household Common Stock prior to the termination of the restricted period if the Committee believes factors warrant such acceleration, such as the holder of the RSR achieves certain performance levels established at the time the RSR is granted or if there is a change in control of Household. A holder of RSRs will not be entitled to any of the rights of a holder of Household Common Stock prior to the payment of such shares; however, at the discretion of the Committee, Household will pay an amount in cash equal to the cash dividends declared on Household Common Stock for each share of stock subject to an RSR. During 1995, no RSRs were granted to Household's executive officers pursuant to the Incentive Plan. However, during 1993 and 1994, RSRs were granted to the named executive officers herein as follows:

Name                        1994       1993      Total
--------------------------------------------------------
William F. Aldinger        51,500          0     51,500
--------------------------------------------------------
Donald C. Clark             6,600      7,600     14,200
--------------------------------------------------------
Joseph W. Saunders          2,000      1,400      3,400
--------------------------------------------------------
Robert F. Elliott           2,000      1,200      3,200
--------------------------------------------------------
David A. Schoenholz           700        600      1,300
--------------------------------------------------------

  The average purchase price for all outstanding options held by the 358 participants in the Incentive Plan at December 31, 1995, was $33.9672 with expiration dates for such options ranging from 1996 to 2005. The following table shows as to the named executive officers the number of shares of Household Common Stock acquired during 1995 on exercise of an option granted pursuant to the Incentive Plan, the value realized (market value less option price) and the number of unexercised options and the potential value thereof as of December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Shares Underlying          Value of Unexercised
                                                                       Unexercised Options at           In-the-Money Options at
                                                                         December 31, 1995               December 31, 1995(1)
                           Shares Acquired                         ------------------------------    ------------------------------
Name                          on Exercise        Value Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger             0              $      0             62,500         308,500           $1,269,531       $5,926,094
-----------------------------------------------------------------------------------------------------------------------------------
Donald C. Clark                 0              $      0            283,860         269,250           $9,156,865       $6,353,663
-----------------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders              0              $      0             49,520          71,750           $1,592,847       $1,528,870
-----------------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott          21,250              $569,173             15,762          65,750           $  557,384       $1,368,215
-----------------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz        16,818              $496,777             11,250          40,040           $  326,689       $  815,146
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the fair market value of Household Common Stock on December 29, 1995 ($58 3/8 per share).

  The Committee may authorize an extension of credit from Household to direct reports to the Board of Directors or the Chief Executive Officer of Household to assist the employee in the purchase of Household Common Stock through a stock option awarded under the Incentive Plan. Under current policy adopted pursuant to provisions of the Incentive Plan, Household may extend or guarantee loans with a maximum term of eight years. Loans extended under the Incentive Plan bear interest at a variable rate that is adjusted each year to equal the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year, currently at 6.24% for 1995, and the applicable rate in effect under Section 1274(d) of the Code at the time the loan is made (currently
5.45 percent for loans made in March, 1996).

  The following table gives information concerning the unpaid principal balances for the named executive officers with loans outstanding under the Incentive Plan during 1995 and for all executive officers as a group.

                                                                                  Balance as of       Maximum Balance
Name                                                                            December 31, 1995    December 31, 1995
------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott                                                               $  883,398           $  883,398
------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz                                                                614,257              614,257
------------------------------------------------------------------------------------------------------------------------
All Executive Officers as a Group(1)                                            $1,989,015           $1,989,015
------------------------------------------------------------------------------------------------------------------------

(1) The balance as of December 31, 1995 and the maximum balance during 1995 represent loans to four persons.

  The following table shows, as to the named executive officers, the number of stock options granted in 1995, the percentage of the total number of option grants to employees during the last fiscal year represented by each grant to a named individual, the per share exercise or base price and the expiration date. In addition, the table presents the potential realizable value for each grant to the named officers and the resulting benefit to all Household Common Stock shareholders if the assumed appreciation in stock price occurs. The presentation of stock options in the table below is required by the rules of the SEC and therefore, is not intended to forecast possible future appreciation, if any, of the Common Stock price. Household did not use any alternative formula for a grant date valuation as Household is not aware of any formula which will determine, with reasonable accuracy, a present value for stock options based on future unknown or volatile factors.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential
                                 Individual Grants(1)                                              Realizable Value at
---------------------------------------------------------------------------------------              Assumed Annual
                                   Number of      % of Total                                      Rates of Stock Price
                                    Shares         Options       Exercise                             Appreciation
                                  Underlying      Granted to      or Base                            for Option Term
                                    Options       Employees        Price     Expiration   -------------------------------------
              Name                  Granted     in Fiscal Year   ($/Share)      Date      0%          5%              10%
-------------------------------------------------------------------------------------------------------------------------------
All Common Shareholders(2)        n/a           n/a              $40 7/8     n/a          $0    $2,497,640,860   $6,329,512,317
                                  n/a           n/a              $59 5/8     n/a          $0    $3,643,347,676   $9,232,958,334
-------------------------------------------------------------------------------------------------------------------------------
All Optionees(3)                  883,100       100%             $40 7/8     2/7/05       $0    $   22,701,029       57,528,863
                                  535,500       100%             $59 5/8     11/13/05     $0    $   20,080,094       50,886,902
-------------------------------------------------------------------------------------------------------------------------------
Optionee Gain as % of All Common  n/a           n/a              n/a         n/a          n/a                9%               9%
  Shareholders Gain               n/a           n/a              n/a         n/a          n/a                6%               6%
-------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger               121,000       8.4%             $40 7/8     2/7/05       $0    $    3,110,434        7,882,451
                                  121,000       8.4%             $59 5/8     11/13/05     $0    $    4,537,239       11,498,254
-------------------------------------------------------------------------------------------------------------------------------
Donald C. Clark                   115,000       8.0%             $40 7/8     2/7/05       $0    $    2,956,198        7,491,586
-------------------------------------------------------------------------------------------------------------------------------
Joseph W. Saunders                 41,000       2.8%             $40 7/8     2/7/05       $0    $    1,053,949        2,670,913
                                   50,000       3.5%             $59 5/8     11/13/05     $0    $    1,874,892        4,751,345
-------------------------------------------------------------------------------------------------------------------------------
Robert F. Elliott                  41,000       2.8%             $40 7/8     2/7/05       $0    $    1,053,949        2,670,913
                                   40,000       2.8%             $59 5/8     11/13/05     $0    $    1,499,914        3,801,076
-------------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz                27,300       1.9%             $40 7/8     2/7/05       $0    $      701,776        1,778,437
                                   30,000       2.1%             $59 5/8     11/13/05     $0    $    1,124,935        2,850,807
-------------------------------------------------------------------------------------------------------------------------------

(1) In the past, option grants were considered by the Committee in February of each year. However, beginning in November, 1995, option grants will be considered by the Committee in November of each year to more effectively align long-term incentive compensation awards with Household's year-end performance evaluation process. Therefore, 1995 was a transition year and options were granted on both February 7, and November 13, 1995 (except with respect to Mr. Clark who, in accordance with Household's policy, did not receive an option grant on November 13, 1995, because he is within one year of retirement). Options are exercisable starting twelve months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. Under the terms of the Incentive Plan, the Committee retains discretion, subject to Incentive Plan limits, to modify the terms of outstanding options and to reprice the options. During 1995, no options granted to any of the named executive officers pursuant to the Incentive Plan were repriced.

    The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions.

    The options were granted for a term of ten years and one day, subject to earlier termination or certain events related to termination of employment.

(2) All common shareholders are shown for comparison purposes only. The Potential Realizable Value to all common shareholders is the aggregate net gain for all common shareholders, assuming a starting market price of
   $40 7/8 (the fair market value option price determined on February 7, 1995) and $59 5/8 (the fair market value option price determined on November 13, 1995), and appreciation at assumed annual rates of 5% and 10% for a ten year period. There can be no assurance that the Common Stock will perform at the assumed annual rates shown in the table. Household will neither make nor endorse any predictions as to future stock performance.

(3) The option prices shown for the "All Optionees" lines are $40 7/8 and $59 5/8, respectively (the fair market value option prices as determined on the respective grant dates of February 7, 1995 and November 13, 1995). Correspondingly, the expiration dates for the "All Optionees" lines are February 7, 2005 and November 13, 2005.

EMPLOYMENT AGREEMENTS

  Executive officers of Household have employment contracts which have been approved by Household's Compensation Committee. With some exceptions, the term of each contract is 18 months, automatically renewed monthly, unless Household chooses not to renew such contract. During the term of the contract, each executive officer receives a minimum specified annual salary (which may be increased but not decreased), is entitled to receive benefits from Household's executive bonus and incentive plans, employee benefit plans, and medical and life insurance plans, and is guaranteed the level of pension benefits under the current terms of Household's pension plan. Household may terminate any contract for cause. An executive may terminate a contract if he or she is transferred, executive compensation is reduced, or Household gives notice of non-renewal of a contract, in which case the executive shall receive a lump sum payment, expressed as a multiple of the executive's base salary, which approximates the present value of salary, bonuses, benefits and long-term incentives continued for 18 months.

  Under such contracts, an executive whose position is adversely influenced following a change in control of Household is entitled to receive a severance payment equal to or approximating the foregoing lump sum payment representing an additional 18 months of total compensation. Except in the case of Messrs. Aldinger and Clark, no executive will receive the additional severance payment unless, following the change in control of Household, the executive loses his or her job or experiences certain other adverse changes in compensation or job conditions. In the case of Messrs. Aldinger and Clark, they are entitled to resign and receive all payments under the contract following a change in control of Household.

  If any payments to an executive would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code, and if the aggregate of all such payments to the executive can be reduced by 10% or less and thereby avoid any such excess payments, then the payments shall be so reduced. Otherwise, the contracts provide that Household will pay the executive an additional amount equal to the excise tax imposed under Section 4999 of the Code plus a further amount to equal the income tax payable with respect to the payment of such excise tax amount and such income tax amount.

  Executive officers and Directors of Household have from time to time been customers of, or had transactions with, Household's banking, finance or securities brokerage subsidiaries, or may become customers thereof in the future. Such transactions, which include margin loans, credit cards and mortgage loans, are made by such subsidiaries in the ordinary course of business on substantially the same terms, including interest rate and collateral, if any, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

SAVINGS-STOCK OWNERSHIP AND PENSION PLANS

  Household has established its Tax Reduction Investment Plan ("TRIP"), which is a deferred profit-sharing and savings plan for eligible employees of Household and its participating subsidiaries. With certain exceptions an employee at least 21 years of age with one year of service (three years of service if under age
21) and not part of a collective bargaining unit may contribute into TRIP, on a pre-tax and after-tax basis, up to 15% of the participant's cash compensation (subject to a maximum annual pre-tax contribution by a participant of $9,500, as adjusted for cost of living increases, and subject to certain other limitations imposed by the Code) and invest such contributions in Household Common Stock or separate equity or income funds. Each participant's own contribution is matched in whole or in part by Household contributions at a rate determined by Household, but Household's matching contributions may not exceed 6% of a participant's compensation. Household matching contributions are invested in Household Common Stock. As of September 30, 1995, the graduated vesting schedule providing for partial vesting in the Household matching contributions on the basis of years of plan participation was eliminated. The plan now provides for immediate vesting of all contributions. With certain exceptions, a participant's after-tax contributions which have not been matched by Household may be withdrawn at any time. A participant's after-tax contributions which have been matched by Household and such Household contributions may be withdrawn after five years of plan participation. A participant's pre-tax contributions may not be withdrawn except for an immediate financial hardship, upon termination of employment, or after attaining age 59 1/2. In addition, participants may obtain loans from their TRIP accounts under certain circumstances.

  Household has also established the Supplemental Tax Reduction Investment Plan ("Supplemental TRIP") and the Household International Excess Benefit Plan (the "Excess Plan"), which are unfunded plans for eligible employees of Household and its participating subsidiaries who are limited as to their participation in TRIP due to restrictions in the Code. Only matching contributions required to be made by Household pursuant to TRIP are invested in Supplemental TRIP through a credit to a bookkeeping account maintained by Household which deems such contributions to be invested in Common Stock share equivalents.

  Household's pension plan, the Household Retirement Income Plan ("Retirement Plan"), is a non-contributory, defined benefit plan for employees of Household and its U.S. subsidiaries who are at least 21 years of age with one year of service and not part of a collective bargaining unit. Annual pension benefits equal a percentage of an employee's "Final Average Salary" (as defined below) not in excess of "Covered Compensation" (as defined below) plus a percentage of an employee's Final Average Salary that exceeds Covered Compensation. "Covered Compensation" is the average of the Social Security taxable wage base over the 35 year period ending in the year of retirement or earlier termination of employment. "Final Average Salary" equals the average of salary plus bonus, whether paid in cash or stock, for the four successive highest paid years out of the employee's last 10 years of service. The percentage applied to Final Average Salary and Covered Compensation is determined on the basis of years of employment and age at retirement. This percentage increases as years of employment and age at retirement increase. Participants become fully vested in their accrued pension benefits after five years of employment. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service or, if the participant was an employee on December 31, 1989, is at least 50 years of age with 15 years of service.

  A portion of the benefits payable under the Retirement Plan to certain executive officers (including those named in the Summary Compensation Table) may be paid by Household through the Supplemental Retirement Income Plan ("Supplemental RIP"). The Supplemental RIP was established due to the limitations imposed on the Retirement Plan by certain federal laws which restrict the amount of benefits payable under tax-qualified plans. Payments made by Household under the Supplemental RIP to certain officers have been deposited by such officers in secular trusts which they created.

  The following table on an incremental basis illustrates the amount of the Retirement Plan's (including the Supplemental RIP and any secular trust created in connection therewith) total annual pension benefits on a straight-life annuity basis for eligible employees retiring at age 65 who were employed on or before December 31, 1995. The amounts in this table are not subject to deduction for Social Security or other offset amounts and do not reflect any limitations on benefits imposed by ERISA or federal tax laws.

    Average Annual
     Compensation
    Used as Basis             15 to 30            35 Years          40 or More
For Computing Pension     Years of Service       of Service      Years of Service
----------------------------------------------------------------------------------
    $  400,000                $  226,345          $  236,345        $  246,345
----------------------------------------------------------------------------------
    $  600,000                $  340,345          $  355,345        $  370,345
----------------------------------------------------------------------------------
    $  800,000                $  454,345          $  474,345        $  494,345
----------------------------------------------------------------------------------
    $1,000,000                $  568,345          $  593,345        $  618,345
----------------------------------------------------------------------------------
    $2,000,000                $1,138,345          $1,188,345        $1,238,345
----------------------------------------------------------------------------------

  The years of service of Messrs. Aldinger, Clark, Saunders, Elliott and Schoenholz for purposes of the Retirement Plan are, respectively, 1 year, 40 years, 10 years, 32 years, and 11 years.

APPROVAL OF 1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN

  The purpose of the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "1996 Incentive Plan") is to further the long-term growth of Household International, Inc. ("Household") and its subsidiaries by motivating its employees to achieve or exceed personal and corporate performance goals. The 1996 Incentive Plan strengthens Household's ability to retain and attract outstanding employees, to provide them with an effective means to acquire and maintain Household Common Stock, and offer competitive compensation opportunities compared to other major corporations. Household senior executives, in particular, are charged with enhancing shareholder value and except under extraordinary circumstances, will only receive options under the 1996 Incentive Plan. The options, if granted, will comprise a significant portion of a senior executive's total annual compensation. For the same reasons, the 1996 Incentive Plan provides for options to purchase Household Common Stock to non-employee Directors of Household in order to facilitate ownership of Household Common Stock by Directors and to more fully align their interests with those of our Common stockholders.

  The Board of Directors adopted the 1996 Incentive Plan on March 12, 1996, subject to approval by the stockholders at the Annual Meeting. The Board recommends stockholders approve the 1996 Incentive Plan to replace the 1984 Incentive Plan (the "Prior Plan"), which was approved by stockholders at the 1984 Annual Meeting, and was amended as approved by stockholders at the 1991 Annual Meeting.

  In keeping with our stated compensation philosophy, the 1996 Incentive Plan revises the Prior Plan in several ways, most significantly by eliminating Performance Unit Awards, Performance Share Awards, Stock Appreciation Rights, and Incentive Stock Options in order to clearly focus our employees on the importance of shareholder value.

  A summary of the significant features of the 1996 Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 1996 Incentive Plan which is attached to this Proxy Statement as Appendix A.

EMPLOYEE STOCK OPTIONS

  The Committee may grant to employees any type of option to purchase shares of Household Common Stock that is permitted by law at the time of grant. Options will generally not be exercisable less than one year nor more than ten years and one day from the date of grant; provided, however, the Committee, in its discretion, may extend the expiration date of any option, provided the expiration date of such options does not exceed fifteen years from the date of the grant of such options. The option price per share will not be less than the fair market value of one share of Household Common Stock on the date of grant. Payment for exercised options may be made with cash or, in the discretion of the Committee, with shares of Household Common Stock or both cash and shares.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

  Beginning with the 1997 Annual Meeting of Stockholders, each Director elected to the Board at an Annual Meeting will receive an option for 1,500 shares of Household Common Stock. Such options will be exercisable during the period beginning six months from the grant date and ending ten years and one day from the grant date. All non-employee Director options will be exercisable at a per share option price equal to the fair market value of Household Common Stock on the grant date. Payment for exercised options may be made with cash, with shares of Household Common Stock previously owned or a combination of cash and shares. Neither the Committee or the Board of Directors will have the discretion to alter any aspect of the option awards to non-employee Directors.

RESTRICTED STOCK RIGHTS

  The 1996 Incentive Plan also authorizes the Committee to grant Restricted Stock Rights ("RSRs") to employees. RSRs entitle an employee to receive a stated number of shares of Household Common Stock if the employee remains continuously employed by Household for a number of years (the "restricted period") specified by the Committee. However, the Committee in its sole discretion may accelerate the payment of Household Common Stock prior to the termination of the restricted period if the Committee believes factors warrant such acceleration, such as the holder of the RSR attains certain performance goals established at the time the RSR is granted by the Committee or if there is a change in control of Household.

OTHER SIGNIFICANT PLAN FEATURES

- DIVIDEND EQUIVALENTS

  The Committee may provide that any awards to employees under the 1996 Incentive Plan earn dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an employee's account. Any crediting of dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

- OTHER STOCK-BASED AWARDS

  The Committee may make awards of unrestricted Household Common Stock to eligible employees in recognition of outstanding achievements.

- CHANGE IN CONTROL

  The 1996 Incentive Plan contains a provision to protect participants' rights thereunder in the event of a change in control of Household.

- TRANSFERABILITY

  Awards granted under the 1996 Incentive Plan shall not be transferable other than by will or the laws of descent and distribution. However, to the extent permitted under Rule 16b-3 under the Exchange Act and rules established by the Committee, the terms of employee options may be modified to permit transfer of such awards.

LIMITATIONS ON AWARDS

  The 1996 Incentive Plan authorizes the issuance of up to four million shares of Common Stock, plus any shares of Common Stock remaining available under the Prior Plan, which shares will be proportionately adjusted for any stock dividends, stock splits, consolidations or reclassifications. In addition, any shares of Common Stock from awards under the 1996 Incentive Plan or the Prior Plan that are forfeited, expired, canceled, settled without issuance of shares, or received as consideration of an option exercise shall again become available for grant under the 1996 Incentive Plan. A maximum of 400,000 shares or share equivalents may be issued in one year to any one participant. Shares of Common Stock issued pursuant to the 1996 Incentive Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market.

ADMINISTRATION

  The Compensation Committee of the Board of Directors in its discretion selects employees of Household and its subsidiaries to receive awards under the 1996 Incentive Plan. The Committee may award stock options, Restricted Stock Rights, or other stock-based awards under the 1996 Incentive Plan. The Committee has full authority to interpret the 1996 Incentive Plan as it relates to employee awards, to establish rules for its administration and to delegate certain administrative responsibilities to Household's officers.

TAX DEDUCTIBILITY

  The 1996 Incentive Plan meets the strict requirements of Section 162(m) of the Code regarding performance based compensation as it relates to tax deductibility by Household.

EXPIRATION DATE

  The 1996 Incentive Plan will become effective upon its approval by the stockholders of Household. No awards have been granted under the 1996 Incentive Plan. Unless previously terminated by the Board, the 1996 Incentive Plan will expire on May 8, 2006.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE HOUSEHOLD INTERNATIONAL 1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN.

SELECTION OF AUDITORS

  Based upon the recommendation of the Audit Committee, and subject to ratification by Household's stockholders, Household's Board of Directors has voted to appoint Arthur Andersen LLP to serve as the independent certified public accountants for the fiscal year ending December 31, 1996. Although it is not required to do so, the Board is submitting the selection of auditors for ratification in order to obtain stockholders' approval of this appointment. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement to stockholders if they so desire and will respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS FOR HOUSEHOLD FOR 1996.

OTHER BUSINESS

  The management of Household knows of no business other than that stated in this Proxy Statement which will be presented for action at the Annual Meeting. If, however, other business should properly come before the meeting, the proxyholders will vote or refrain from voting in respect thereof in accordance with their best judgment.

  The 1995 Annual Report is being mailed to stockholders on or about March 26, 1996 with this proxy material. If for any reason you did not receive a copy of the report, another will be sent upon request.

  HOUSEHOLD WILL PROVIDE WITHOUT COST TO ANY HOUSEHOLD STOCKHOLDER A COPY OF HOUSEHOLD'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, WHICH HOUSEHOLD IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT, HOUSEHOLD INTERNATIONAL, INC., 2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070.

1997 ANNUAL MEETING OF HOUSEHOLD STOCKHOLDERS

  Stockholder proposals intended to be presented at the 1997 Annual Meeting must be received by Household on or before November 28, 1996, in order to be eligible for inclusion in Household's proxy materials relating to that meeting.

                                                                      APPENDIX A

                            HOUSEHOLD INTERNATIONAL
              1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN

1. PURPOSE

  The purpose of the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "Plan") is to further the long-term growth of Household International, Inc. and its subsidiaries ("Household") by strengthening the ability of Household to attract and retain employees of outstanding ability, to provide an effective means for employees to acquire and maintain ownership of Household Common Stock, to motivate such employees to achieve long-range performance goals and objectives, and to provide incentive compensation opportunities competitive with those of other major corporations. Household senior executives, in particular, are charged with enhancing shareholder value and except under extraordinary circumstances, will only receive options under this Plan. The options, if granted, to Household senior executives will comprise a significant portion of their total annual compensation. In addition, the Plan provides for the issuance of options to purchase Household Common Stock to non-employee Directors of Household in order to facilitate ownership of Household Common Stock by Directors and to more fully align the interests of Household's Directors with that of its Common stockholders.

2. ADMINISTRATION

  The Plan shall be administered by the Compensation Committee of Household's Board of Directors (the "Committee"), a committee of the Board appointed from time to time by the Board consisting solely of two or more non-employee directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and a "disinterested person" as defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan and the Board of Directors, including, to the extent permissible under the terms of the Plan, the power to interpret the Plan and any agreements executed thereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of any agreement relating to awards granted pursuant to the Plan, and to make all other determinations necessary or advisable for administering the Plan. Except as required by Rule 16b-3 (or any successor Rule thereto) with respect to grants of awards to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any officer of Household. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other person to whom the Committee has delegated authority pursuant to the provisions hereof, shall be final and binding on all persons.

3. GRANT OF AWARDS; SHARES SUBJECT TO PLAN

  (a) The Committee may grant any type of award permitted under the terms of the Plan to employees (all such awards in the aggregate being hereinafter referred to as "Awards"). Employees of Household and its subsidiaries may be selected by the Committee for Awards under the Plan. In addition, non-employee Directors of Household will receive options pursuant to the provisions of Section 6.

  (b) The number of shares of Common Stock of Household that may be issued under the Plan is equal to the sum of the number of shares remaining available under the Household International Long-Term Executive Incentive Compensation Plan (the "1984 Plan") plus 4,000,000, all of which shares may be made subject to options. The shares issued pursuant to an Award may consist of authorized and unissued shares of Household's Common Stock, Common Stock held in Household's treasury or Common Stock purchased on the open market. If any Award granted under the Plan or the 1984 Plan shall terminate or lapse for any reason, any shares of Common Stock subject to such Award shall again be available for grant under the Plan. The maximum number of shares or share equivalents that may be granted through an Award to any one participant in one year is 400,000 shares.

  (c) In the event of corporate changes affecting Household's Common Stock, this Plan or Awards granted to employees and options granted to non-employee Directors hereunder (including, without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, or other relevant changes in capitalization), appropriate adjustments in price, number and kind of shares of Common Stock or other consideration subject to such Awards or in the terms of such Awards, shall be made so as to prevent dilution or enlargement of rights under the Awards. In addition, the aggregate number or remaining number or kind of shares which may be issued under the Plan will be adjusted to equitably reflect any such corporate changes.

  (d) The Committee may, in its discretion and subject to such rules as it may adopt, permit an employee to satisfy, in whole or in part, withholding tax obligations incurred in connection with Awards: (i) by electing to have Household withhold shares of Household Common Stock (otherwise deliverable to the employee in connection with an Award) in payment for such withholding tax obligation or (ii) by delivering shares of Household Common Stock owned by such employee in payment for such withholding tax obligation. Any shares of Common Stock surrendered by an employee in full or partial payment of withholding tax obligations must have been held by such employee at least six months prior to the date such shares are surrendered in payment.

  (e) The Committee may provide that any Award to employees under the Plan earn dividend equivalents. Such dividend equivalents may be paid currently or may be credited to a participant's account, including during any deferral period. Any crediting of dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. However, the payment of dividend equivalents will not be conditioned upon the employee exercising an option.

  (f) Except as may be provided in the agreement for any specific employee Award or otherwise limited in this Plan, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award to an employee.

  (g) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to employees who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan and (ii) grant Awards to such employees in accordance with those rules.

4. EMPLOYEE OPTIONS

  (a) The Committee may grant to employees any type of statutory or non-statutory option to purchase shares of Household Common Stock as is permitted by law at the time the option is granted. The term of the initial grant of each option shall not be more than ten years and one day from the date of grant and may be exercised at the rate set by the Committee or as stated herein; provided, however, that no option shall be exercised less than one year from the date of grant, except as provided herein. The Committee may, in its discretion, extend the expiration date of certain outstanding employee options, provided no expiration date of any option may exceed fifteen years from the date of the grant of that option.

  (b) The per share purchase price of Household Common Stock which may be acquired pursuant to an employee option shall be at least 100% of the fair market value of one share of Common Stock of Household on the date on which the option is granted. Within this limitation, such price shall be determined by the Committee.

  (c) Payment for shares purchased upon the exercise of an employee option shall be made in cash or, in the discretion of the Committee, in shares of Common Stock of Household valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock surrendered by an employee in full or partial payment of the exercise price of an option must have been held by such employee at least six months prior to the date such shares are surrendered in payment.

  (d) The Committee may, in its discretion and subject to such rules as it may adopt, authorize an extension of credit from Household to an employee holding an option granted under this Plan (including an employee who is an officer or director of Household) to assist the employee in exercising the option. Household may extend or guarantee loans under this provision. Loans extended under the Plan will bear interest at a variable rate that is adjusted annually to equal the greater of the average annual rate for three-year U.S. Treasury notes for the calendar year immediately preceding the year in which the adjustment is to be made and the applicable rate in effect under Section 1274(d) of the Internal Revenue Code on the day the loan is made. Payment terms will be established by the Committee and may or may not require periodic payments of interest and/or principal. The term of loans will be established by the Committee, as well as provisions governing the acceleration of maturity upon termination of employment or default. Loans financed or guaranteed by Household will be secured by retention of the issued stock certificates by Household and execution of an agreement with respect to such shares. To the extent necessary to satisfy the provisions of Regulation G or another similar regulatory restriction, other security may be required by the Committee.

5. TRANSFER OF EMPLOYEE OPTIONS; EXERCISE OF EMPLOYEE OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

  (a) Options may be exercised only by the employee and shall not be transferable other than by will or the laws of descent and distribution. These restrictions on transferability shall not apply to the extent (i) such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 of the Exchange Act, or any successor Rule, (ii) the Committee has established rules concerning the transferability of employee options and (iii) the agreement relating to an Award so specifies or the holder has received notice from the Office of the Secretary of Household that such restrictions are no longer applicable. If the holder of an option shall cease to be an employee of Household or a subsidiary, and unless otherwise provided by the Committee, all rights under such option shall immediately terminate, except:

          (i) in the event of termination of employment of a holder to which
     Section 11(b) hereof applies, or of a holder who is retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within five years of the date of termination of employment or as otherwise provided in the agreement for the Award;

          (ii) in the event of termination of employment due to permanent and total disability, and the holder is not retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within twelve months following the date of such termination of employment or as otherwise provided in the agreement for the Award;

          (iii) in the event of death during employment, the option may be exercised by the executor, administrator, or other personal representative of the holder within five years succeeding death if such holder was retirement-eligible under the terms of a pension plan of Household or a subsidiary, or twelve months if such holder was not retirement-eligible under the terms of a pension plan of Household or a subsidiary or as otherwise provided in the agreement for the Award;

          (iv) except in the event an employee is terminated for cause, following termination of employment other than as set forth in subsections
     (i), (ii) or (iii) above, the option may be exercised within three months following the date of termination, or prior to the expiration of the option, whichever period is shorter; or

          (v) in the event of death of a holder of an option following termination of employment, the option may be exercised by the executor, administrator, or other personal representative of the holder, notwithstanding the time period specified in (i), (ii), (iii) or (iv) above, within a) twelve months following death or b) the remainder of the period in which the holder was entitled to exercise the option, whichever period is longer.

  If the Committee determines that the termination is for cause, the option will not under any circumstances be exercisable following termination of employment.

  (b) An option may not be exercised pursuant to this Section after the expiration of the term of such option and may be exercised only to the extent that the holder was entitled to exercise such option on the date of termination of employment.

6. NON-EMPLOYEE DIRECTOR OPTIONS

  (a) Each non-employee Director of Household will be granted an option for 1,500 shares of Household Common Stock on the date of each Annual Meeting of Stockholders at which such Director is elected to the Board of Directors, beginning with the 1997 Annual Meeting of Stockholders. The Committee will have no discretion to select which non-employee Directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee Directors. All options granted to non-employee Directors will be non-qualified stock options.

  (b) The per share purchase price of Common Stock which may be acquired pursuant to a non-employee Director option shall be 100% of the fair market value of one share of Common Stock on the date the option is granted. For purposes of establishing the fair market value of Household's Common Stock on any day under Section 6 of this Plan, such value shall be the average of the highest and lowest sales prices per share of the Common Stock as reported in the NYSE-Composite Transactions in The Wall Street Journal for such date. However, if the NYSE is not open for trading on a given day, the fair market value will be the average of the highest and lowest sales prices per share on the next succeeding business day.

  (c) Subject to Section 11 of this Plan, each option granted to a non-employee Director vests and shall be fully exercisable beginning six months from the date the option was granted. Each such option expires ten years and one day from the date of the grant. However, if a non-employee Director ceases to be a Director of Household, outstanding vested options are exercisable as follows:

          (i) in the event service on the Board of Directors terminates due to permanent and total disability, outstanding options may be exercised within twelve months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter;

          (ii) in the event of death of a non-employee Director whether during service as a Director of Household or after ceasing such service, outstanding options may be exercised by the executor, administrator, or other personal representative of such Director within twelve months after the death of the Director or prior to the expiration of the outstanding options, whichever period is longer;

          (iii) in the event a non-employee Director's service on the Board of Directors terminates because such Director has reached the mandatory retirement age of 70 (or age 72 if a Director was serving on the Board as of January 1, 1989) or if a non-employee Director retires from the Board prior to reaching the mandatory retirement age but after having served on the Board of Directors continuously for at least fifteen years, outstanding options may be exercised at any time prior to the expiration of the outstanding options; and

          (iv) in the event service on the Board of Directors terminates other than as set forth in subsections (i), (ii) or (iii) above, outstanding options may be exercised within three months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter.

  (d) Payment for shares purchased upon exercise of a non-employee Director option shall be made in cash, in shares of Household Common Stock valued at the then fair market value of such shares or by a combination of cash and shares of Common Stock. Any shares of Common Stock surrendered in full or partial payment of the exercise price of an option must have been held by such Director at least six months prior to the date such shares are surrendered in payment.

  A non-employee Director may also satisfy, in whole or in part, income tax obligations incurred in connection with the exercise of an option by (i) electing to have Household withhold shares of Common Stock (otherwise deliverable to the Director in connection with the exercise of an option) in payment for such income tax obligation or (ii) by delivering shares of Household Common Stock owned by such Director in payment for such income tax obligation. Any shares of Common Stock surrendered in full or partial payment of income tax obligations must have been held by such Director at least six months prior to the date such shares are surrendered.

  (e) Non-employee Director options are not transferable other than by will and the laws of descent and distribution.

7. RESTRICTED STOCK RIGHTS

  (a) Upon such terms as it deems appropriate, the Committee from time to time may grant Restricted Stock Rights ("RSRs") to any employee selected by the Committee, which entitle such employee to receive a stated number of shares of Common Stock of Household. The RSRs are subject to forfeiture if the employee fails to remain continuously employed by Household or any subsidiary for the period(s) stipulated by the Committee (each, a "Restricted Period").

  (b) RSRs shall be subject to the following restrictions and limitations: (i) the RSRs may not be transferred except by will or the laws of descent and distribution; and (ii) except as otherwise provided in Paragraphs (d) and (e) of this Section 7, an RSR and the shares subject to an RSR shall be forfeited and all rights of a holder of an RSR shall terminate without any payment of consideration by Household if such employee fails to remain continuously employed by Household or any subsidiary for the Restricted Period. A holder of an RSR shall remain continuously employed if such holder leaves the employ of Household or any subsidiary for immediate reemployment with Household or any subsidiary.

  (c) Other than as may be specified pursuant to Section 3(e), the holder of an RSR shall not be entitled to any of the rights of a holder of the Common Stock with respect to the shares subject to such RSR prior to the issuance of such shares pursuant to the Plan.

  (d) The Committee in its sole discretion may accelerate the payment of Household Common Stock under an RSR prior to the termination of the Restricted Period if the holder of an RSR has achieved certain performance levels established by the Committee at the time an RSR is granted. The Committee in its sole judgment may revise such performance levels as it deems appropriate to reflect significant, unforeseen events or changes.

  (e) In the event that the employment of a holder of an RSR terminates by reason of death or permanent and total disability or as a result of Section 11(b) hereof, such holder shall be entitled to receive the number of shares subject to the RSR multiplied by a fraction (x) the numerator of which shall be the number of full months between the date of grant of each such RSR and the date of such termination of employment, and (y) the denominator of which shall be the number of full months in the respective Restricted Period; provided, however, no fractional share shall be awarded. A holder of an RSR whose employment terminates for reasons other than those listed in this paragraph will forfeit all rights under any outstanding RSR. This automatic forfeiture may be waived in whole or in part by the Committee in its sole discretion.

  (f) When a holder shall be entitled to receive shares pursuant to an RSR, Household shall issue the appropriate number of shares registered in the name of the holder.

8. OTHER STOCK-BASED AWARDS

  The Committee may make awards of unrestricted shares of Household Common Stock to eligible employees in recognition of outstanding achievements.

9. FORFEITURE

  If it is determined that an employee or former employee, while employed by Household or any subsidiary or otherwise associated with Household or any subsidiary as a consultant, advisor or in another similar capacity, engaged at any time in any activity in competition with any activity of Household or any subsidiary or inimical, contrary or harmful to the interests of Household or any subsidiary including, but not limited to: (i) conduct related to the participant's position for which either criminal or civil penalties against the participant may be sought, (ii) violation of Household policies, notwithstanding Household's decision or inability to, or not to, terminate the participant for such violation, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of Household or any subsidiary, including employing or recruiting any present employee of Household or any subsidiary for such competitor, (iv) disclosing or misusing any confidential information or material concerning Household or any subsidiary, or (v) participating in a hostile takeover attempt of Household, then the Committee, in its sole discretion, may cancel any unexpired or unpaid Award at any time.

10. AMENDMENT AND TERMINATION OF THE PLAN

  This Plan will expire on May 8, 2006. However, the Board of Directors may terminate the Plan at any time except as provided in Section 11(d), but such termination shall not affect Awards previously granted under the Plan. During the Plan term, the Committee may amend the Plan or any Award granted to an employee under the Plan at any time, except (i) the Plan may not be amended or terminated in the circumstances set forth in Section 11(d), (ii) the Committee may not, without shareholder approval, and except as permitted by Section 3(c), increase the number of shares of Common Stock of Household which may be issued pursuant to the Plan, change the purchase price of an Option, and (iii) the Committee may not make any other amendment to the Plan which is required by law to be approved by the shareholders of Household.

  Notwithstanding the preceding paragraph, the provisions of Section 6 of the Plan relating to non-employee Directors may not be amended more than once every six months, except to comply with changes to the Code or the rules and regulations thereunder.

11. CHANGE IN CONTROL

  (a) In order to protect participants in the Plan who have outstanding Awards in the event there is a "Change in Control" (as defined below), (i) all outstanding Options will immediately vest and will become fully exercisable and
(ii) as to any other Awards to employees, the Committee, in its sole discretion (notwithstanding any contrary provision in Section 3(f)), may:

          (i) accelerate the time periods for exercising or realizing any Awards, notwithstanding any minimum holding or restricted periods set forth in the Plan or established by the Committee at the time of the grant of the Award;

          (ii) provide for the purchase by Household of any Awards in cash equal to the amount that could have been received upon the exercise or realization of such Awards had the Awards been currently exercisable or payable on the day before said cash payment is made;

          (iii) make such adjustments, including the granting of additional Awards, to any outstanding Award as the Committee deems appropriate to reflect the Change in Control; and

          (iv) cause outstanding Awards to be assumed, or new rights of equal value to be substituted therefor, by any corporation that is the successor to Household.

  (b) Any employee whose position with Household or any of its subsidiaries is "Materially Changed" (as defined below) within twenty-four (24) months after a Change in Control shall be deemed to be involuntary terminated without "cause" (as defined below) from Household and be entitled to exercise or receive the payment of Awards previously granted to the employee that were outstanding immediately prior to the event causing such termination or were awarded subsequent to the event causing such termination, in each case, in accordance with Sections 5(a)(i) or 7(e) of the Plan, without any action by the Committee or Board of Directors.

  (c) For purposes of this Section and to determine the rights of any participant who has an outstanding Award, the term:

          (i) "Change in Control" means:

             (1) any individual, firm, corporation or other entity (including any successor of such entity) other than: (x) a trustee or other fiduciary of securities held under an employee benefit plan of Household, or (y) Household or any subsidiary thereof becomes a beneficial owner, directly or indirectly, of common stock of Household representing ten percent (10%) or more of the total voting power of Household's then outstanding Common Stock and Household acquires actual knowledge thereof;

             (2) a tender offer is made for thirty percent (30%) or more of the common stock of Household, which tender offer has not been approved by the Board of Directors of Household; or

             (3) a solicitation subject to Rule 14a-11 under the Exchange Act
                 (or any successor Rule) relating to the election or removal of 50% or more of the Board of Directors is made by any person other than Household or less than 50% of the members of the Household Board of Directors are "Continuing Directors" (as defined below).

                 Notwithstanding subsection (c)(i)(1) above, if the Board of Directors of Household determines in good faith that a person who has met the foregoing definition has done so inadvertently, and such person divests as promptly as practicable a sufficient number of shares to be below the noted threshold, then such person, in regard to that event, shall not trigger a "Change in Control" for purposes of the Plan.

          (ii) "Materially Changed" means the occurrence of one or more of the following events:

             (1) the termination of the employee, without cause, and other than by reason of death, permanent and total disability or retirement under the terms of a pension plan of Household or any subsidiary;

             (2) the employee was assigned to a position of lesser rank or status;

             (3) the employee's annual target bonus or targeted performance unit awards were reduced and compensation equivalent in aggregate value was not substituted;

             (4) the employee's annual salary was reduced;

             (5) the employee's benefits under the Household Retirement Income
                 Plan or any successor tax qualified defined benefit plan were reduced for reasons other than to maintain its tax qualified status and such reductions were not supplemented in the Household Supplemental Retirement Income Plan ("HSRIP"); or the employee's benefits under HSRIP, if applicable, were reduced;

             (6) the employee's other benefits or perquisites were reduced and such reductions were not uniformally applied with respect to all similarly situated employees; or

             (7) the employee was reassigned to a geographical area outside of the metropolitan area in which the employee was assigned at the time of the Change in Control.

          (iii) "cause" means willful and deliberate misconduct, which is detrimental in a significant way to the interests of Household or any subsidiary thereof;

          (iv) "Continuing Director" means a director of Household who either
     (i) was a Director of Household on May 8, 1996, or (ii) is an individual whose election, or nomination for election, as a Director of Household was approved by a vote of at least two-thirds of the Directors then still in office who were Continuing Directors other than an individual whose initial assumption of office is in connection with an active or threatened election contest relating to the election of Directors of Household which would be subject to Rule 14a-11 under the Exchange Act (or any successor Rule).

  (d) Notwithstanding anything set forth in Section 11 hereof, with the occurrence of a Change in Control the Plan may not be amended or terminated by the Committee, the Board of Directors or the stockholders of Household.

12.  MISCELLANEOUS

  (a) The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments or deliveries of shares of Household Common Stock not yet made to a participant by Household, nothing contained herein shall give any rights to a participant that are greater than those of a general creditor of Household. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Household Common Stock or payments hereunder consistent with the foregoing.

  (b) With respect to participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee or its designee fails to so comply, it shall be deemed null and void.

  (c) This Plan and each agreement with respect to an Award shall be construed and administered in accordance with the laws of the State of Delaware without giving effect to principles relating to conflict of laws.

  (d) Neither the adoption of the Plan nor any Award granted hereunder shall confer upon any participant any right to continued employment or service with Household or any subsidiary thereof, nor shall the Plan or any Award interfere in any way with the right of Household or a subsidiary to terminate the employment or relationship of any of the participants at any time.

                                 [HOUSEHOLD LOGO]

    PROXY/VOTING INSTRUCTION CARD FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                        HOUSEHOLD INTERNATIONAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints R.J. Darnall, J.D. Nichols and R.C. Tower, and each of them, true and lawful proxies, with power of subsitution, to vote all shares of common stock of the undersigned, at the Annual Meeting of Stockholders of Household International, Inc. to be held May 8, 1996, and at any adjournment thereof, on any business that may properly come before the meeting, including the proposals set forth on the reverse side of this card, which are referred to in the Notice of 1996 Annual Meeting of Stockholders and Proxy Statement provided.

    IMPORTANT --- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

[GRAPHIC]

        Household's headquarters is located on Sanders Road in Prospect Heights, Illinois, approximately 25 miles northwest of downtown Chicago. Stockholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 294) should exit at Willow Road, travel west on Willow Road to Sanders Road, and turn left at Sanders Road. Household's corporate headquarters is not served by public transportation.

        Parking facilities will be available for all those attending, and refreshments will be served beginning at 9:00 a.m.

                           HOUSEHOLD INTERNATIONAL
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING USING DARK INK ONLY.

A VOTE FOR ITEMS 1, 2, AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. SHARES WILL BE SO VOTED UNLESS YOU OTHERWISE INDICATE.

                                                                       For All
1.  Election of Directors.                           For   Withheld    Except
    Nominees:  W.F. Aldinger,                        / /       / /       / /
    R.J. Darnall, G.G. Dillon,
    J.A. Edwardson, M.J. Evans,
    J.D. Fishburn, C.F. Freidheim, Jr.,
    L.E. Levy, G.A. Lorch,
    J.D. Nichols, J.B. Pitblado,
    S.J. Stewart, L.W. Sullivan,
    R.C. Tower

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the "For All Except" box above and strike a line through the nominee's name listed above.)

2.  Approval of Household International 1996         For   Against     Abstain
    Long-Term Executive Incentive Compensation Plan. / /       / /       / /

3.  Ratification of Appointment of Arthur            For   Against     Abstain
    Andersen LLP as Independent Auditors.            / /       / /       / /


                                         Date: _______________________________

                                         Please Sign: ________________________

                                         Please Sign: ________________________


                                         NOTE:  PLEASE SIGN EXACTLY AS NAME
                                         APPEARS HEREON.  FOR JOINT ACCOUNTS
                                         BOTH OWNERS SHOULD SIGN.  WHEN SIGNING
                                         AS EXECUTOR, ADMINISTRATOR, ATTORNEY,
                                         TRUSTEE OR GUARDIAN, ETC., PLEASE
                                         SIGN YOUR FULL TITLE.

--------------------------------------------------------------------------------
                            DETACH PROXY CARD HERE


To Our Stockholders:

Whether or not you are able to attend our 1996 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage-paid envelope addressed to Household International, c/o Harris Trust and Savings Bank.

We would like to remind shareholders that your vote will be kept permanently confidential as described in the enclosed proxy statement.

Please note that in order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Tax Reduction Investment Plan ("TRIP"), an employee benefit plan. Therefore, the proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the proxy statement.

We look forward to receiving your voted proxy shortly!